UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2005

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated into Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated into Item 1.02 by reference.

Item 2.02. Results of Operations and Financial Condition.

On October 20, 2005, Tempur-Pedic International Inc. issued a press release to announce its financial results for the third quarter ended September 30, 2005, including certain non-GAAP financial results. This press release includes reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures and is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information in this item (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation.

On October 20, 2005, Tempur-Pedic International Inc. (the “Company”) issued a press release announcing, among other things, that it had entered into a credit agreement, dated as of October 18, 2005 (the “Credit Agreement”), with Tempur-Pedic, Inc., Tempur Production USA, Inc., Dan-Foam ApS, certain other subsidiaries of Tempur-Pedic International, Inc., Banc of America, N.A., as administrative agent, Nordea Bank Denmark A/S, Suntrust Bank, and Fifth Third Bank.

On October 18, 2005, the Company used proceeds from the Credit Agreement to pay off amounts outstanding under its Third Amended and Restated Credit Agreement, dated as of August 26, 2004 (the “GE Agreement”), as amended, by and among the Company, several of its subsidiaries named therein, General Electric Capital Corporation and the other agents and lenders named therein. The Company repaid an aggregate of approximately $156,500,000 outstanding under the GE Agreement. The GE Agreement was terminated upon repayment.

The Credit Agreement consists of domestic and foreign credit facilities that provide for the incurrence of indebtedness up to an aggregate principal amount of $340 million. The domestic credit facility is a five-year, $200 million revolving credit facility. The foreign credit facilities consist of a $30 million revolving credit facility and $110 million delayed-draw term loan. The various credit facilities will bear interest at a rate equal to the Credit Agreement’s applicable margin, as determined in accordance with a performance pricing grid set forth in the Credit Agreement, plus one of the following indexes: (i) LIBOR and (ii) for U.S. dollar-denominated loans only, a base rate (defined as the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus .50%). The Credit Agreement is guaranteed by Tempur-Pedic International Inc., Tempur World, LLC and Tempur World Holdings, LLC. The maturity date of the Credit Agreement is October 18, 2010.

Upon occurrence of an event of default, the lenders have the right to terminate the commitments under the Credit Agreement, and/or declare the unpaid principal amounts of all outstanding loans and all interest accrued and unpaid immediately due and payable. The Credit Agreement specifies that events of default include, without limitation, the following (subject to grace periods in certain instances): (i) the Company’s failure to pay amounts due under the Credit Agreement (including principal and interest) after any applicable grace periods, (ii) the breach of a representation or warranty made by the Company in the Credit Agreement or related documents, (iii) the breach of a covenant in the Credit Agreement or related documents, (iv) the Company’s failure to perform obligations with respect to other material indebtedness, (v) certain insolvency or bankruptcy proceedings with respect to the Company and its subsidiaries, (vi) the failure to pay, or comply with, certain material judgments, (vii) the Credit Agreement or any related document document becoming invalid, and (viii) certain “changes of control” with respect to the Company and its subsidiaries.

The Credit Agreement contains certain negative and affirmative covenants and requirements affecting the Company and its subsidiaries. Subject to certain exceptions and qualifications set forth in the Credit Agreement, these covenants include, without limitation, the following: (i) delivery of financial statements, SEC filings, compliance certificates and notices of default, material litigation, material governmental proceedings or investigations, ERISA and environmental proceedings and material changes in accounting or financial reporting practices; (ii) compliance with laws; (iii) payment of obligations; (iv) preservation of existence; (v) maintenance of books and records and inspection rights; (vi) use of proceeds; (vii) maintenance of insurance; (viii) joinder of certain subsidiaries as guarantors and pledge of collateral; (ix) limitation on liens, mergers and consolidations; (x) limitation on sale or disposition of assets; (xi) limitation on incurrence and existence of other indebtedness; (xii) limitations on investments (including loans and advances); (xiii) limitations on certain acquisitions; (xiv) limitation on transactions with affiliates and (xv) the maintenance of certain financial covenants, including Debt to EBITDA and Fixed Change Coverage ratio covenants.

The Credit Agreement’s proceeds will be used (i) to repay the GE Agreement, (ii) to finance up to a $170 million dividend distribution by Dan-Foam ApS, (iii) to provide credit support for the bond financing of the Company’s new plant in Albuquerque, New Mexico, (iv) for working capital, capital expenditures and other lawful corporate purposes, and (v) to pay fees and expenses in connection with the Credit Agreement.

Item 7.01. Regulation FD Disclosure.

On October 20, Tempur-Pedic International Inc. issued a press release to announce (i) its financial results for the third quarter ended September 30, 2005, (ii) the entry into a credit agreement with a group of lenders led by Banc of America, N.A., (iii) the Company’s plans to repatriate approximately $115 million of undistributed foreign earnings during the fourth quarter of 2005 under the provisions of the American Jobs Creation Act, (iv) the Company’s intention to enter into a bond financing that is expected to close before the end of October 2005, and (v) that the Company’s Board of Directors has authorized the repurchase of up to $80 million of shares of the Company’s common stock.

The information furnished under Item 2.02 of this Form 8-K, including Exhibit 99.1 furnished herewith, is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information in this item (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

99.1	Press Release dated October 20, 2005, titled “Tempur-Pedic International Third Quarter 2005 Net Sales Rise 13% to $206.1 Million”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2005

Tempur-Pedic International Inc.

By:	/s/ Robert B. Trussell, Jr.
Name:Robert B. Trussell, Jr. Title:Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated October 20, 2005, titled “Tempur-Pedic International Third Quarter 2005 Net Sales Rise 13% to $206.1 Million”